CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 6, 2004, which appear in the October 31, 2004 Annual Report to Shareholders of Strong Municipal Income Funds and the October 31, 2002 Annual Report to Shareholders of Strong Cash Management Funds, relating to the financial statements and financial highlights of Strong Municipal Funds, Inc. (comprised of the Strong Intermediate Municipal Bond Fund, Strong Minnesota Tax-Free Fund, Strong Municipal Money Market Fund, Strong Short-Term High Yield Municipal Fund, Strong Tax-Free Money Fund, Strong Ultra Short-Term Municipal Income Fund and Strong Wisconsin Tax-Free Fund series), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.



PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
February 25, 2005